Exhibit 23.1

CONSENT OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING

FIRM

July 31, 2021

Board of Directors of American Metals Recovery and Recycling Inc.:

We hereby consent to the inclusion in the Form 10 of our report dated June 29, 2021, with respect to the balance sheets of American Metals Recovery and Recycling Inc. as of December 31, 2020 and 2019 and the related statements of operations, shareholders’ equity and cash flows for the fiscal year periods thus ended and the related notes to the financial statements.

Manchester, VT

July 31, 2021